SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 21, 1999

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
               (Exact name of Registrant as specified in Charter)


        New Jersey                       0-24021                 22-3561164
(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


5 Burma Road, Jersey City, New Jersey                               07305
(Address of principal executive office)                           (Zip Code)


Registrant's telephone number including area code:  (201) 217-1990


                 629 Grove Street, Jersey City, New Jersey 07310
          (Former name or Former Address, if Changed Since Last Report)

     This Form 8-K/A amends and supplements (i) the form 8-K dated June 21, 1999 filed with the Securities and Exchange Commission (the "SEC") on August 6, 1999 relating to the acquisition by Cunningham Graphics International, Inc. (the "Company") of Venus Holdings Limited and affiliates ("Venus") and (ii) the Form 8-K dated July 14, 1999 filed with the SEC on August 6, 1999 relating to the acquisition by the Company of MVP Graphics, Inc. and affiliates. This Form 8-K/A contains the information referred to in Items 2 and Items 7 of the form.

Item 2.  Acquisition or Disposition of Assets

Venus Holdings Limited

     Pursuant to a Stock Purchase Agreement dated as of June 21, 1999 (the "Agreement") among Venus, Brian Coles, Wendy Kathleen Coles, and Brian Coles and Wendy Coles as the trustees of the Brian and Wendy Coles Retirement Relief Trust (collectively, the "Sellers"), Cunningham Graphics International, Inc. (the "Company") and RODA Limited (the "Buyer") acquired all of the issued and outstanding capital stock of Venus, a London corporation.

     The purchase price of the acquisition was $6.1 million and was funded through the Company's revolving line of credit. Under the terms of the purchase agreement, the Company may be required to pay the Sellers up to an additional $1.5 million, depending upon the earnings, as defined, of Venus during the years 1999 through 2002.

     The Company intends to have Venus continue its operations in the manner conducted prior to the acquisition.

     In connection with the Agreement, Venus entered into a three year employment agreement dated as of June 21, 1999 with Brian Coles.

MVP Graphics, Inc.

     Pursuant to a Stock Purchase Agreement dated as of July 14, 1999 (the "Agreement") among MVP Graphics, Inc. and Super Pack, Inc. (collectively "MVP Graphics"), George Chou, Brown Tsui, Wayne Hsieh, William Shaw, Jackie Chou, Mon Yin Lee, Li-Chin Hao Hsieh and Fung Yuan Wu (collectively, the "Sellers"), Cunningham Graphics International, Inc. (the "Company"), and CGII California Holdings, Inc. (the "Buyer) acquired all of the issued and outstanding capital stock of MVP Graphics, Inc. a California corporation. The purchase price of the acquisition was $3.6 million and was funded through the Company's revolving line of credit. Under the terms of the purchase agreement, the Company may be required to pay the Sellers up to an additional $1.2 million, depending upon the earnings, as defined, of MVP Graphics during the years 1999 through 2002.

     The Company intends to have MVP Graphics, Inc. continue its operations in the manner conducted prior to the acquisition. The Buyer will change its name to MVP Graphics, Inc.

     In connection with the Agreement MVP Graphics, entered into three year employment agreements dated July 14, 1999 with certain of the Sellers.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

          See Index to Financial Statements and Pro Forma Financial Information below.

     (b)  Pro Forma Financial Information

          See Index to Financial Statements and Pro Forma Financial Information below.

     (c)  Exhibits

          Exhibit No.      Description
          -----------      -----------
          10.34            Agreement  for the sale and  purchase  of the  entire
                           issued share capital of Venus Holdings  Limited dated
                           June 21, 1999 by and among Venus,  Brian Coles, Wendy
                           Kathleen  Coles,  and Brian  Coles and Wendy Coles as
                           the trustees of the Brian and Wendy Coles  Retirement
                           Relief   Trust    (collectively,    the   "Sellers"),
                           Cunningham   Graphics   International,    Inc.   (the
                           "Company") and RODA Limited (the  "Buyer").  (Exhibit
                           10.34 to Current Report on Form 8-K for the event occurring on June 21, 1999)

           23.1            Consent of Kingston Smith
           23.2            Consent of Campo & Scherr L.L.C.

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

                  FINANCIAL STATEMENTS                                    PAGE
--------------------------------------------------------------------------------
VENUS HOLDINGS LIMITED
          Company Information                                             F-1
          Report of the Directors                                         F-2
          Report of the Auditors                                          F-3
          Consolidated Profit and Loss Account                            F-4
          Consolidated Balance Sheet                                      F-5
          Company Balance Sheet                                           F-6
          Consolidated Cash Flow Statement                                F-7
          Notes to the Consolidated Financial Statements                  F-9

MVP GRAPHICS, INC.

          Independent Auditors Report                                     F-19
          Combined Balance Sheet                                          F-20
          Combined Statement of Income and Retained Earnings              F-22
          Combined Statement of Cash Flows                                F-23
          Notes to Combined Financial Statements                          F-24

PRO FORMA FINANCIAL INFORMATION
         Introduction to the Unaudited Pro Forma Combined
          Financial Statements                                            F-31
          Unaudited Pro Forma Combined Balance Sheet as of
                  June 30, 1999                                           F-32
          Unaudited Pro Forma Combined Statement of Income
               for the Year Ended December 31, 1998                       F-33
          Unaudited Pro Forma Combined Statement of Income as of
                  June 30, 1999                                           F-34
          Notes to Unaudited Pro Forma combined
                  Financial Statements                                    F-35

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Cunningham Graphics International, Inc.
                                       ----------------------------------------
                                                  (Registrant)


Dated: September 3, 1999                By: /s/ Robert M. Okin
                                            ---------------------
                                            Name:  Robert M. Okin
                                            Title:  Senior Vice President
                                            and Chief Financial Officer

                             Venus Holdings Limited
                              Company Information


            Directors                         B. Coles
                                              W. Coles
                                              N. Rowlinson



            Secretary                         W. Coles



            Registered Office                 Devonshire House
                                              60 Goswell Road
                                              London EC1M 7AD



            Company Number                    2652738



            Auditors                          Kingston Smith
                                              Devonshire House
                                              60 Goswell Road
                                              London EC1M 7AD



            Bankers                           Barclays Bank plc
                                              155 Bishopsgate
                                              London EC2M 3XA

                             Venus Holdings Limited
                             Report of the Directors

The directors have pleasure in presenting their report and financial statements for the year ended 31st October 1998.

Principal Activity and Business Review

The principal activity of the group throughout the year was that of printing and providing allied services.

The directors are satisfied with the results for the year and the financial position at the year end. The group has continued to maintain its recent levels of growth through tight management control and maintaining its competitive advantage throughout the year. The directors expect continued growth in the foreseeable future.

During the year the group incurred exceptional costs as a result of its phased move from the City to the Docklands. The company's manufacturing and service facilities are now entirely located at the Docklands.

Results and Dividends

The results of the group for the year are set out on page 4. The directors do not recommend the payment of a final dividend.

Directors and their Interests

The directors who served the company throughout the year together with their interests (including family interests) in the shares of the company and other group undertakings at the beginning and end of the year were as follows:

                                         Ordinary Shares of (pound)1 each
                                  31st October 1998         31st October 1997
                                         No.                           No.
B. Coles                               37,500                           3
W. Coles                               12,500                           1
N. Rowlinson                             --                            --

On 13th March 1998 the company issued a further 49,996 ordinary shares of (pound)1 each to B. Coles and W. Coles by way of a bonus issue. On the same date
B. Coles transferred 10,000 of his ordinary shares to an interest-in-possession trust, of which he and W. Coles are co-trustees.

Year 2000

Assuring the ongoing operations of our business and computer systems into the next millennium is a key focus of the directors. A comprehensive review of all systems is being carried out to ensure that:

1)   all business and computer systems will correctly process future dates.

2) our trading relationships with suppliers and customers will continue to operate without disruption.

The total estimated costs of these reviews have not been quantified but are not expected to be material.

Auditors

Kingston Smith have indicated their willingness to continue in office and in accordance with the provisions of the Companies Act it is proposed that they be re-appointed auditors to the company for the ensuing year.


                                                           By Order of the Board



Devonshire House                                                 /s/ BRIAN COLES
60 Goswell Road                                                  ---------------
London                                                                  B. Coles
EC1M 7AD                                                                Director


Date: 20 June 1999

                             Venus Holdings Limited
             Directors' Responsibilities and Report of the Auditors

                    Statement of Directors' Responsibilities


Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and the group and of the profit or loss for that period.

In preparing those financial statements, the directors are required to select suitable accounting policies and then apply them consistently; make judgements and estimates that are reasonable and prudent and prepare the financial statements on a going concern basis unless it is inappropriate to assume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

            Auditors' Report to the Members of Venus Holdings Limited

We have audited the financial statements on pages 4 to 18 which have been prepared under the historical cost convention and the accounting policies set out on pages 9 and 10.

Respective Responsibilities of Directors and Auditors

As described above the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of Opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of affairs of the company and of the group as at 31st October 1998 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.





                                                     /s/ Kingston Smith
                                                      Chartered Accountants
                                                      and Registered Auditors

Devonshire House
60 Goswell Road
London EC1M 7AD

Date: 20 June 1999

                             Venus Holdings Limited
                      Consolidated Profit and Loss Account
                      For the year ended 31st October 1998

                                                   Note                 1998           1997
                                                                       (pound)       (pound)
Turnover - continuing operations                     2                7,626,243      6,843,519

Cost of sales                                                        (5,221,663)    (4,311,116)
                                                                     ----------     ----------

Gross Profit                                                          2,404,580      2,532,403

Distribution costs                                                     (248,695)      (254,366)
Administrative expenses                                              (1,814,244)    (1,571,159)
                                                                     ----------     ----------

Operating Profit                                     3                  341,641        706,878

Interest receivable and similar income               4                   27,041         25,090
Interest payable and similar charges                 5                 (120,592)      (131,149)
                                                                     ----------     ----------

Profit on Ordinary Activities before Taxation                           248,090        600,819

Taxation                                             7                  (96,153)      (144,213)
                                                                     ----------     ----------

Profit for the Financial Year                       15                  151,937        456,606

Minority interest                                                        (3,851)       (12,566)
                                                                     ----------     ----------

                                                                        148,086        444,040

Dividends on equity shares                         15,16                 (2,450)       (10,500)
                                                                     ----------     ----------

Retained Group Profit for the Financial Year                            145,636        433,540
                                                                     ==========     ==========



There are no recognised gains and losses in the year other than the profit for the year.

                             Venus Holdings Limited
                 Consolidated Balance Sheet at 31st October 1998

                                                  Note          At 31st October 1998              At 31st October 1997
                                                              (pound)          (pound)          (pound)           (pound)
Fixed Assets
Tangible assets                                    8                            4,082,894                         2,107,242
Investments                                        9                              250,000                           250,000
                                                                            --------------                   ---------------

                                                                                4,332,894                         2,357,242
Current Assets
Stock                                              10             148,172                           97,256
Debtors                                            11           1,733,341                        1,563,395
Investments                                                        38,719                           62,830
Cash at bank and in hand                                           72,461                          469,496
                                                           ---------------                   --------------

                                                                1,992,693                        2,192,977

Creditors: Amounts falling due
within one year                                    13          (2,289,765)                      (1,683,870)
                                                           ---------------                   --------------

Net Current (Liabilities)/Assets                                                 (297,072)                          509,107
                                                                            --------------                   ---------------

Total Assets less Current Liabilities                                           4,035,822                         2,866,349

Creditors: Amounts falling due after
more than one year                                 14                          (2,008,406)                       (1,061,564)

Provision for Liabilities and Charges
Deferred taxation                                  18                            (214,374)                         (141,230)
                                                                            --------------                   ---------------

Net Assets                                                                      1,813,042                         1,663,555
                                                                            ==============                   ===============


Capital and Reserves
Called up share capital                            15                              50,000                                 4
Profit and loss account                                                         1,715,564                         1,607,674
                                                                            --------------                   ---------------

Equity Shareholders' Funds                                                      1,765,564                         1,607,678

Equity minority interests                                                          47,478                            55,877
                                                                            --------------                   ---------------

                                                   15                           1,813,042                         1,663,555
                                                                            ==============                   ===============



Approved by the board on 20 June 1999





B. Coles /s/ BRIAN COLES, Director
         ---------------

                             Venus Holdings Limited
                 Consolidated Balance Sheet at 31st October 1998


                                                  Note        At 31st October 1998               At 31st October 1997
                                                           (pound)            (pound)           (pound)          (pound)
Fixed Assets
Tangible assets                                    8                                4,400                                --
Investments                                        9                            1,254,705                         1,240,589
                                                                            --------------                   ---------------

                                                                                1,259,105                         1,240,589
Current Assets
Amount owed by subsidiary undertaking
      not repayable within one year                               400,000                               --
Debtors                                            11             111,839                          494,297
Investments                                        12              38,719                           62,830
Cash at bank and in hand                                           23,831                           92,030
                                                           ---------------                   --------------

                                                                  574,389                          649,157

Creditors: Amounts falling due
within one year                                    13             (52,250)                        (232,086)
                                                           ---------------                   --------------

Net Current Assets                                                                522,139                           417,071
                                                                            --------------                   ---------------

Total Assets less Current Liabilities                                           1,781,244                         1,657,660
                                                                            ==============                   ===============




Capital and Reserves
Called up share capital - equity interest          15                              50,000                                 4
Revaluation reserve                                15                           1,254,705                         1,240,589
Profit and loss account                            15                             476,539                           417,067
                                                                            --------------                   ---------------

Shareholders' Funds                                15                           1,781,244                         1,657,660
                                                                            ==============                   ===============







Approved by the board on 20 June 1999





B. Coles /s/ BRIAN COLES, Director
         ---------------

                             Venus Holdings Limited
                        Consolidated Cash Flow Statement
                      For the year ended 31st October 1998

                                                       Note      1998              1998               1997              1997
                                                                (pound)           (pound)            (pound)           (pound)
Net Cash Inflow from Operating
Activities                                               1                        1,235,408                         1,168,951

Returns on Investments and Servicing
of Finance
Interest received                                                    27,041                           25,090
Interest paid                                                        (8,185)                          (5,344)
Interest element of finance lease rentals
  payments                                                         (112,407)                        (103,829)
                                                             ---------------                    -------------

Net Cash Outflow from Returns on
Investments and Servicing of Finance                                                (93,551)                          (84,083)

Taxation
Corporation tax paid                                               (176,341)                       (176,569)
                                                             ---------------                    -------------

Tax Paid                                                                           (176,341)                         (176,569)

Capital Expenditure and Financial
Investment
Purchase of tangible fixed assets                                (2,752,345)                     (1,093,833)
Purchase of current asset investments                              (683,848)                       (800,272)
Proceeds from sale of fixed assets                                   61,670                         316,300
Proceeds from sale of investments                                    31,570                         715,469
                                                             ---------------                  -------------

Net Cash Outflow for Capital Expenditure
and Financial Investment                                                         (2,659,105)                         (862,336)

Equity Dividends Paid                                                                    --                           (20,000)

Financing
Capital element of finance lease rental
  payments                                                                        1,224,783                            78,484
                                                                              --------------                     --------------

(Decrease)/Increase in Cash                                                        (468,806)                          104,447
                                                                              ==============                     ==============



Reconciliation of Net Cash Flow to Movement in Net Debt                           (pound)                           (pound)
(Decrease)/increase  in cash in the period                                         (468,806)                          104,447
Cash outflow from movement in lease financing                                    (1,224,783)                          (78,484)
                                                                              --------------                    --------------

Movement in net debt in the year                                                 (1,693,589)                           25,963
Net debt at 1st November 1997                                                      (727,331)                         (753,394)
                                                                              --------------                    --------------

Net debt at 31st October 1998 (see Note 2)                                       (2,420,920)                         (727,331)
                                                                              ==============                    ==============

                             Venus Holdings Limited
                  Notes to the Consolidated Cash Flow Statement
                      For the year ended 31st October 1998

1     Reconciliation of Operating Profit to Net Cash                 1998                 1997
      Inflow from Operating Activities                              (pound)              (pound)
      Operating profit                                                 341,641               706,878
      Depreciation charges                                             716,113               580,030
      Increase in stocks                                               (50,916)               (7,999)
      Increase in debtors                                             (169,946)             (365,411)
      Increase in creditors                                            407,065               277,794
      Profit on sale of tangible assets                                 (1,090)              (22,341)
                                                                ---------------       ---------------

                                                                     1,242,867             1,168,951
                                                                ===============       ===============


2     Analysis of Net Debt
                                               At                                At                                At
                                          31st October         Cash         31st October         Cash         31st October
                                              1996             Flow             1997             Flow             1998
                                             (pound)          (pound)          (pound)          (pound)          (pound)
      Cash at bank and in hand                 365,049      104,447             469,496         (468,806)             690
      Finance leases                        (1,118,343)     (78,484)         (1,196,827)      (1,224,783)      (2,421,610)
                                         --------------  ---------------   --------------  ---------------   --------------

                                              (753,294)     (25,953)           (727,331)      (1,693,589)      (2,420,920)
                                         ==============  ===============   ==============  ===============   ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                      For the year ended 31st October 1998


1    Accounting Policies

     Accounting Basis and Standards

     The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

     Basis of Consolidation

     The group profit and loss account and balance sheet consist of the financial statements of the parent company and its subsidiary undertakings.

     Turnover

     Turnover represents the invoiced value of goods sold and services provided net of credit notes and excluding value added tax.

     Depreciation

     Depreciation on fixed assets is provided at rates estimated to write off the cost, less estimated residual value, of each asset over its expected useful life as follows:

     Leasehold  property          straight  line over the period of the lease
     Plant and machinery          15% - 25% straight line
     Motor vehicles               25% straight line
     Fixtures and fittings        10% straight line

     Stocks

     Stocks and work in progress are stated at the lower of cost and net realisable value. Cost is calculated as follows:

      Raw materials               cost of purchase on first in, first out basis
      Work in progress            cost of raw materials and labour based on
                                  normal level of activity

     Net realisable value is based on estimated selling price less any futher costs to be incurred to completion and sale.

     Deferred Taxation

     Deferred tax is accounted for under the liability method in respect of the taxation effects of all timing differences which are expected to reverse in the future, calculated at the rate at which it is estimated that tax will be payable.

     Pension Scheme Arrangements

     The company operates a defined contribution pension scheme, the assets of the scheme being held separately from the assets of the company. The pension cost charge represents contributions payable to the scheme.

     Leased Assets

     Assets held under finance leases and hire purchase contracts are capitalised in the Balance Sheet and depreciated over their expected useful lives. The interest element of the rental obligations is charged to the Profit and Loss Account over the period of the lease (and represents a constant proportion of the balance of capital repayments outstanding). Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

     Foreign Exchange

     Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange prevailing at the accounting date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transactions. All differences on exchange are taken to the Profit and Loss Account.

     Goodwill

     Goodwill is determined by comparing the amount paid on the acquisition of a subsidiary undertaking and the group's share of the aggregate fair value of its separable net assets and is written off to consolidated reserves in the year.

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


1    Accounting Policies (Continued)

     Employee Share Ownership Trust

     In accordance with the requirements of the Accounting Standards Board which took effect for accounting periods ending on or after 22nd June 1995, the net assets represented by contributions made by the company to the trustees of The Apollo Employee Benefit Trust are to be consolidated with those of the company until the shares held by the trust are allocated unconditionally to employees or former employees of the company. As a consequence, shares in Apollo UK Limited held by The Apollo Employee Benefit Trust are included as a fixed asset investment of the group.

     Where trust assets vest in employees by reference to predetermined future service obligations, any related company contributions to the trust are charged in the Profit and Loss Account over the period of service involved. Otherwise contributions are charged in the Profit and Loss Account as incurred in accordance with the prudence concept.


2    Turnover

     Turnover is attributable to the one principal activity of the group which arose wholly in the United Kingdom.

3    Operating Profit                                                                           1998                1997
                                                                                               (pound)             (pound)
     The operating profit is stated after charging/(crediting):
     Auditors' remuneration - company                                                               4,900            1,200
                            - group                                                                13,700           12,400
     Depreciation - owned tangible fixed assets                                                   343,335          237,598
     Depreciation - assets held under finance leases
       and hire purchase contracts                                                                372,778          342,432
     Hire of equipment                                                                            141,215           30,716
     Other operating lease rentals - land and buildings                                           213,658          126,277
     Profit on sale of fixed assets                                                                (1,090)         (22,342)
                                                                                            ==============   ==============

4    Interest Receivable and Similar Income                                                     1998                1997
                                                                                               (pound)             (pound)
     Bank interest receivable                                                                      17,814           20,913
     Profit on investments                                                                          7,459               --
     Income from investments                                                                        1,768            4,177
                                                                                            --------------   --------------

                                                                                                   27,041           25,090
                                                                                            ==============   ==============


5    Interest Payable and Similar Charges                                                       1998               1997
                                                                                               (pound)            (pound)
     Bank overdraft and loan interest                                                                 481              329
     Finance leases and hire purchase contracts                                                   112,407          103,829
     Other interest payable                                                                         1,968               98
     Loss on investments                                                                               --           21,976
     Loss on foreign exchange transactions                                                          5,736            4,917
                                                                                            --------------   --------------

                                                                                                  120,592          131,149
                                                                                            ==============   ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


6    Directors and Employees                                                                    1998             1997
                                                                                               (pound)          (pound)
     Staff costs during the year were as follows:

     Wages and salaries                                                                         2,516,755        2,239,126
     Social security costs                                                                        247,205          219,692
     Pension costs                                                                                 28,757           94,547
                                                                                            --------------   --------------

                                                                                                2,792,717        2,553,365
                                                                                            ==============   ==============

     The average monthly number of persons employed by the company, including directors, during the year was as follows:

                                                                                               Number           Number
     Administration                                                                                    53               43
     Production                                                                                        37               26
     Selling and distribution                                                                           8               12
                                                                                            --------------   --------------

                                                                                                       98               81
                                                                                            ==============   ==============

     Directors' Emoluments:                                                                     (pound)          (pound)
     Remuneration for management services                                                         131,521          224,617
     Pension contributions                                                                          6,934           76,921
                                                                                            --------------   --------------

                                                                                                  138,455          301,538
                                                                                            ==============   ==============

     Highest paid director                                                                         84,656          194,413
                                                                                            ==============   ==============

     During the year the group paid (pound)4,785 (1997 - (pound)74,772) into the defined contribution pension scheme on behalf of the highest paid director. All the directors are included in the defined contribution pension scheme.

7    Taxation                                                                                    1998             1997
                                                                                               (pound)          (pound)
     U.K. Corporation tax at the rate of(pound)Nil% (1997 - 28.8%)                                     --          153,924
     Corporation tax - underprovision in respect of prior year                                     23,009               --
     Deferred taxation                                                                             73,144           (9,711)
                                                                                            --------------   --------------

                                                                                                   96,153          144,213
                                                                                            ==============   ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


8    Tangible Assets
                                           Leasehold                                         Fixtures
     Group                                 Land and        Plant and          Motor            and
                                           Buildings       Machinery        Vehicles         Fittings           Total
     Cost                                   (pound)         (pound)          (pound)          (pound)          (pound)
     At 1st November 1997                       76,654        3,272,769         216,743           83,368       3,649,534
     Additions                                  93,154        2,273,083         112,084          274,024       2,752,345
     Disposals                                      --          (16,000)        (86,995)              --        (102,995)
                                         --------------  ---------------  --------------  ---------------  --------------

     At 31st October 1998                      169,808        5,529,852         241,832          357,392       6,298,884
                                         --------------  ---------------  --------------  ---------------  --------------

     Depreciation
     At 1st November 1997                       30,069        1,448,430          26,717           37,076       1,542,292
     Charge for the year                        12,358          633,041          44,259           26,455         716,113
     Eliminated on disposal                         --           (9,600)        (32,815)              --         (42,415)
                                         --------------  ---------------  --------------  ---------------  --------------

     At 31st October 1998                       42,427        2,071,871          38,161           63,531       2,215,990
                                         --------------  ---------------  --------------  ---------------  --------------

     Net Book Value
     At 31st October 1998                      127,381        3,457,981         203,671          293,861       4,082,894
                                         ==============  ===============  ==============  ===============  ==============

     At 31st October 1997                       46,585        1,824,339         190,026           46,292       2,107,242
                                         ==============  ===============  ==============  ===============  ==============

     The net book value of fixed assets includes an amount of (pound)3,236,066 (1997 - (pound)1,645,166) in respect of assets held under finance leases and hire purchase contracts. Net obligations under finance leases and hire purchase contracts are secured on the assets acquired.

                                                                Fixtures
     Company                                                       and
                                                                Fittings
     Cost                                                        (pound)
     Acquired during the year and at 31st October 1998                4,400
                                                              --------------

     Depreciation
     Charge for the year and at 31st October 1998                        --
                                                              --------------

     Net Book Value
     At 31st October 1998                                             4,400
                                                              ==============


9    Fixed Asset Investments

     Group                                                      Unlisted
                                                               Investments
     Cost and Net Book Value                                     (pound)
     At 1st November 1997 and 31st October 1998                     250,000
                                                              ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


9    Fixed Asset Investments (Continued)

     Employee Share Ownership Trust

     The investment represents the cost of 3,500 ordinary (pound)1 shares in Apollo UK Limited at a price of (pound)71.43 per share. On 27th April 1995 Performance Securities Limited, acting as the sole trustee of The Apollo Employee Benefit Trust approved the purchase of these shares which are required to be included in the assets of the company until they vest in the employees or former employees of the company in accordance with the terms of the trust (see Note 1).

     None of the shares had vested conditionally or unconditionally at the balance sheet date and no option had been granted over them.

     The total cost of the shares is (pound)250,000 (1997 - (pound)250,000) and in the directors' opinion the value of the investments is not less than the cost.

     Company                                                                                   1998             1997
                                                                                             (pound)          (pound)
     Amounts attributable to interest in subsidiary company                                  1,254,705        1,240,589
                                                                                           ==============   ==============

     The following details relate to the company's subsidiary undertakings:

                                                                                             Effective
                                                                                            percentage
                                                           Country of         Class          of shares        Nature of
     Name                                                incorporation       of share          held           business
     Apollo (UK) Limited                                    England          Ordinary          96.5%          Printing
     Subsidiaries of Apollo (UK) Limited:
     Artemis Colour Limited                                 England          Ordinary          96.5%          Printing
     Performance Securities Limited                         England          Ordinary          96.5%           Dormant
     Apollo Offset Limited                                  England          Ordinary          96.5%           Dormant
     Apollo Translation Limited                             England          Ordinary          96.5%           Dormant

     All subsidiary undertakings prepare accounts to 31st October.

10   Stocks                                                             Group                         Company
                                                                 1998           1997            1998             1997
                                                               (pound)         (pound)        (pound)          (pound)
     Raw materials                                              105,225           60,634              --               --
     Work in progress                                            42,947           36,622              --               --
                                                         ---------------  ---------------  --------------   --------------

                                                                148,172           97,256              --               --
                                                         ===============  ===============  ==============   ==============

11   Debtors                                                           Group                           Company
                                                              1998               1997            1998             1997
                                                             (pound)            (pound)         (pound)          (pound)
     Trade debtors                                            1,225,131        1,195,148              --               --
     Amounts owed by subsidiary undertakings                         --               --          36,679               --
     Other debtors                                              350,378          137,941          75,160          357,629
     Prepayments and accrued income                             157,832           93,638              --                -
     Cash held by brokers                                            --          136,668              --          136,668
                                                         ---------------  ---------------  --------------   --------------

                                                              1,733,341        1,563,395         111,839          494,297
                                                         ===============  ===============  ==============   ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


12   Current Asset Investments                                         Group                          Company
                                                              1998             1997            1998             1997
                                                             (pound)          (pound)         (pound)          (pound)
     Other investments                                           38,719           62,830          38,719           62,830
                                                         ===============  ===============  ==============   ==============

     The company holds listed investments with a cost value of (pound)38,719 (1997 - (pound)62,830), of which (pound)30,550 (1997 - (pound)57,830) are listed on a recognised stock exchange. The total investments listed on a recognised stock exchange have a market value of (pound)26,698 (1997 - (pound)66,545).

13   Creditors: Amounts falling due                                     Group                          Company
     within one year                                            1998           1997            1998             1997
                                                               (pound)        (pound)         (pound)          (pound)
     Bank loans and overdrafts                                   71,771               --              --               --
     Trade creditors                                            825,086          667,496              --               --
     Amounts owed to parent undertaking                               -               --              --           20,982
     Corporation tax                                                  -          153,332              --           27,779
     Advance corporation tax                                      2,625            2,625           2,625            2,625
     Social security and other taxes                            121,041          142,788          35,000           70,000
     Other creditors                                            372,332           75,995              --               --
     Obligations under hire purchase and
       finance lease contracts                                  663,204          385,263              --               --
     Proposed dividends                                          12,950           10,500          10,500           10,500
     Accruals and deferred income                               220,756          245,871           4,125          100,200
                                                         ---------------  ---------------  --------------   --------------

                                                              2,289,765        1,683,870          52,250          232,086
                                                         ===============  ===============  ==============   ==============

14   Creditors: Amounts falling due                                     Group                        Company
     after more than one year                                  1998            1997            1998             1997
                                                              (pound)         (pound)         (pound)          (pound)
     Deferred employee benefits                                 250,000          250,000              --               --
     Obligations under finance leases and
       hire purchase contracts                                1,758,406          811,564              --               --
                                                         ---------------  ---------------  --------------   --------------

                                                              2,008,406        1,061,564              --               --
                                                         ===============  ===============  ==============   ==============


15   Shareholders' Funds
                                                                            Called Up         Profit
     Group                                                                    Share          and Loss
                                                                             Capital          Account           Total
     1998                                                                    (pound)          (pound)          (pound)
     At 1st November 1997                                                              4       1,663,551        1,663,555
     Transfer to profit and loss account                                              --         151,937          151,937
     Bonus issue                                                                  49,996         (49,996)               -
     Dividend                                                                         --          (2,450)          (2,450)
                                                                          ---------------  --------------   --------------

     At 31st October 1998                                                         50,000       1,763,042        1,813,042
                                                                          ===============  ==============   ==============

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


15   Shareholders' Funds (Continued)

                                                           Called Up                          Profit
     Company                                                 Share         Revaluation       and Loss
                                                            Capital          Reserve          Account           Total
                                                            (pound)           (pound)         (pound)          (pound)
     At 1st November 1997                                             4        1,240,589         417,067        1,657,660
     Surplus arising on the revaluation of                           --
       the investment in the subsidiary                                           14,116              --           14,116
     Bonus issue                                                 49,996               --         (49,996)               -
     Transfer to profit and loss account                             --               --         109,468          109,468
                                                         ---------------  ---------------  --------------   --------------

     At 31st October 1998                                        50,000        1,254,705         476,539        1,781,244
                                                         ===============  ===============  ==============   ==============

     The company share capital comprises:                         1998             1997
                                                                 (pound)          (pound)
     Authorised
     50,000 Ordinary shares of(pound)1 each                          50,000           50,000
                                                              ==============   ==============

     Called up, allotted and fully paid:
     50,000 (1997 - 4) Ordinary shares of(pound)1 each               50,000                4
                                                              ==============   ==============

     On 13th March 1998 the company issued a further 49,996 ordinary shares of (pound)1 each to B. Coles and W. Coles by way of a bonus issue. On the same date B. Coles transferred 10,000 of his ordinary shares to an interest-in-possession trust of which he and W. Coles are co-trustees.


16   Dividends                                  1998              1997
                                               (pound)           (pound)
     Proposed dividends on equity shares            2,450           10,500
                                            ==============   ==============


17   Future Financial Commitments

     (a) Operating leases

     At 31st October 1998 the group had annual commitments under operating leases as set out below:

                                                               1998             1998            1997             1997
                                                             Land and                         Land and
                                                            Buildings          Other          Buildings          Other
                                                             (pound)          (pound)          (pound)          (pound)
      Operating leases which expire:
      Within one year                                                 --            2,040              --               --
      In the second to fifth year                                     --          246,588              --               --
      After five years                                           279,864               --         279,864               --
                                                          ---------------  ---------------  --------------   --------------

                                                                 279,864          248,628         279,864               --
                                                          ===============  ===============  ==============   ==============

     At the year end the company had no annual commitments under operating leases.

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


17   Future Financial Commitments (Continued)

     (a) Finance leases

     At 31st October 1998 the group had obligations under finance leases and hire purchase contracts which are set out below:

                                                      1998            1997
                                                    (pound)          (pound)
      Gross amount payable:
      Within one year                                   663,204         385,263
      In the second to fifth year                     1,758,406         811,564
                                                 ---------------  --------------

                                                      2,421,610       1,196,827
                                                 ===============  ==============

     Finance leases and hire purchase contracts are analysed as follows:

      Due within one year (Note 13)                     663,204         385,263
      Due after more than one year (Note 14)          1,758,406         811,564
                                                 ---------------  --------------

                                                      2,421,610       1,196,827
                                                 ===============  ==============

     At the year end the company had no obligations under finance leases and hire purchase contracts.


18   Provision for Liabilities and Charges

     Deferred taxation

     Provision for deferred taxation has been made in these financial statements in accordance with the accounting policy described in Note 1. The amounts provided and the full potential liability are as follows:

                                                                     Group                           Company
                                                               Potential Liability              Potential Liability
                                                                      and                              and
                                                                 Amount Provided                  Amount Provided
                                                               1998            1997             1998            1997
                                                             (pound)          (pound)          (pound)        (pound)
      Accelerated capital allowances                             214,374         141,230               --              --
                                                          ===============  ==============  ===============  ==============

                                                                                               Group           Company
                                                                                                1998            1998
                                                                                               (pound)         (pound)
      At 1st November 1997                                                                        141,230              --
      Transferred to profit and loss account (Note 7)                                              73,144              --
                                                                                           ---------------  --------------

      At 31st October 1998                                                                        214,374              --
                                                                                           ===============  ==============


19    Capital Commitments                                                                       1998            1997
                                                                                              (pound)          (pound)
      Group capital commitments as at 31st October 1998 are as follows:

      Expenditure contracted but not provided for in the financial statements                      32,108         444,429
                                                                                           ===============  ==============

     At the year end the company had no capital commitments.

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


20   Profit for the Financial Year

     As permitted by section 230 of the Companies Act 1985, the Profit and Loss Account of the company is not presented as part of these financial statements. The group profit for the financial year of (pound)145,636 (1997
     - (pound)443,540) includes a profit of (pound)109,468 (1997 - (pound)437,067) which is dealt with in the financial statements of the company.


21   Related Parties

     The group has taken advantage of the exemptions conferred by FRS 8 paragraph 3c not to make disclosures concerning related parties.


22   Differences between UK and US Accounting Principles

(a)  Employee Share Trust arrangements

     Under UK GAAP, the Company's ordinary shares held by the employee share trust are included at historic net book value in fixed asset investments. Under US GAAP, such shares are treated as treasury stock and included in shareholders' equity.

(b)  Goodwill

     UK GAAP allows negative goodwill arising on consolidation to be written off to reserves. Under US GAAP, the excess of net assets over cost (i.e. negative goodwill) is not recorded in the financial statements unless all identifiable non-current assets have been reduced to zero. If this circumstance arises, the bargain purchase element is recorded as a deferred credit.

(c)  Deferred taxation

     Deferred taxation is provided on a full provision basis under US GAAP. Under UK GAAP, no provision is made unless there is reasonable evidence that such deferred taxation will be payable in the foreseeable future.

(d)  Ordinary dividends

     Under UK GAAP, the proposed dividends on ordinary shares as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the dividend.

(e)  Cash Flows

     The Cash Flow Statement has been prepared in accordance with UK Financial Reporting Standard 1 (Revised) -'Cash Flow Statements'.

     The principal differences between this statement and cash flow statements presented in accordance with US Financial Accounting Standard 95 are as follows:

     o Under UK GAAP, net cash flow from operating activities is determined before considering cash flows from: (i) returns on investments and servicing of finance; and (ii) taxes paid, under US GAAP net cash from operating activities is determined after these items.

     o Under UK GAAP capital expenditure is classified separately, while under US GAAP, it is classified as an investing activity.

                             Venus Holdings Limited
                 Notes to the Consolidated Financial Statements
                For the year ended 31st October 1998 (Continued)


22    Differences between UK and US Accounting Principles (continued)

(e)   Cash Flows (continued)

      Set out below is a summary consolidated cash flow statement under US GAAP:

                                                                    1998
                                                                  (pound)            (pound)
      Net cash inflow from operating activities (UK GAAP)           1,235,408
      Returns on investment and servicing of finance                  (93,551)
      Taxation                                                       (176,341)
                                                                  ------------

      Net cash inflow from operating activities (US GAAP)                              965,516

      Net cash outflow from investing activities                                    (2,659,105)
      Net cash inflow from financing activities                                      1,224,783
                                                                                 --------------

      Net decrease in cash under US GAAP                                              (468,806)
                                                                                 ==============

      Net decrease in cash under UK GAAP                                              (468,806)
                                                                                 ==============

     The following is a summary of material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:

                                                    1998             1997
                                                  (pound)          (pound)
      Net income - UK GAAP                          145,636          433,540
      Ordinary dividends                              2,450           10,500
                                              --------------   --------------

      Net income - US GAAP                          148,086          444,040
                                              ==============   ==============


                                                    1998             1997
                                                  (pound)          (pound)
      Shareholders' equity - UK GAAP              1,813,042        1,663,555
      Employee share trust - arrangements          (250,000)        (250,000)
      Negative goodwill                          (1,183,060)      (1,183,060)
      Ordinary dividends                              2,450           10,500
                                              --------------   --------------

      Shareholders' equity - US GAAP                382,432          240,995
                                              ==============   ==============

July 1, 1999


To the Stockholders
MVP Graphics, Inc.


We have audited the accompanying combined balance sheet of MVP Graphics, Inc. and Combined Affiliate as of December 31, 1998, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVP Graphics, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Campo & Scherr, L.L.C.
Campo & Scherr, L.L.C.

                   MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1998


                                     ASSETS

CURRENT ASSETS:
   Cash                                                               $   18,410
   Accounts receivable (Net of Allowance for Doubtful Accounts
      of $139,996)                                                       981,638
   Inventory                                                              36,500
   Prepaid expenses and other current assets                              60,620
   Note receivable - current portion                                      14,782
                                                                      ----------
                                                                       1,111,950
                                                                      ----------

PROPERTY AND EQUIPMENT - NET                                           1,421,983
                                                                      ----------

OTHER ASSETS:
   Note receivable                                                        66,294
   Deposits                                                               16,248
   Organization costs - Net                                                  387
                                                                      ----------
                                                                          82,929
                                                                      ----------

                                                                      $2,616,862
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Accounts payable                                                   $  301,715
   Accrued expenses and other current liabilities                        242,440
   Income taxes payable                                                   42,388
   Current portion of notes payable - stockholders                       163,892
   Current portion of capital lease obligations                          450,504
                                                                      ----------
                                                                       1,200,939
                                                                      ----------

LONG-TERM LIABILITIES - CAPITAL LEASE OBLIGATIONS                      1,061,042
                                                                      ----------

STOCKHOLDERS' EQUITY:
   Common stock                                                          250,000
   Additional Paid-In Capital                                             50,000
   Retained earnings                                                      54,881
                                                                      ----------
         Total Stockholders' Equity                                      354,881
                                                                      ----------

                                                                      $2,616,862
                                                                      ==========

                             See accompanying notes

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1998


NET SALES                                                           $ 7,101,426
                                                                    -----------

OPERATING EXPENSES:
   Costs of production                                                4,258,566
   Selling, general and administrative                                2,449,724
   Depreciation and amortization                                         31,183
                                                                    -----------
                                                                      6,739,473
                                                                    -----------

INCOME FROM OPERATIONS                                                  361,953

   Interest expense                                                    (182,807)
   Interest income                                                         --
   Other income (expense)                                                25,281
                                                                    -----------

INCOME BEFORE INCOME TAXES                                              204,427

   Provision for income taxes                                            94,800
                                                                    -----------

NET INCOME                                                              109,627

BEGINNING DEFICIT                                                       (54,746)
                                                                    -----------

ENDING RETAINED EARNINGS                                             $   54,881
                                                                    ===========




                             See accompanying notes

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1998


Cash Flows From Operating Activities:
   Net Income                                                         $ 109,627
   Adjustments To Reconcile Net Income To Net Cash
     Provided By Operating Activities:
      Depreciation and amortization                                     422,870
      Provision for bad debts                                            90,562
      Increase in accounts receivable                                     7,788
      Increase in prepaid expenses and other current assets             (41,386)
      Decrease in other assets                                           81,265
      Decrease in accounts payable                                     (263,764)
      Decrease in accrued expenses and other current liabilities         (9,521)
      Increase in income taxes payable                                   30,507
                                                                      ---------
         Net Cash Provided By Operating Activities                      427,948
                                                                      ---------

     Cash Flows From Investing Activities:
      Payments for purchase of property and equipment                   (32,609)
                                                                      ---------
         Net Cash Used In Investing Activities                          (32,609)
                                                                      ---------



     Cash Flows From Financing Activities:
      Principal payments on capital lease obligations                  (356,147)
      Repayments of stockholder loans                                   (65,000)
      Principal payments on long-term debt                               (6,222)
                                                                      ---------
         Net Cash Used In Financing Activities                         (427,369)
                                                                      ---------

NET DECREASE IN CASH                                                    (32,030)

CASH - BEGINNING OF YEAR                                                 50,440
                                                                      ---------

CASH - END OF YEAR                                                    $  18,410
                                                                      =========



                             See accompanying notes

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1998


Note A:  Summary of Significant Accounting Policies:

     Business Activity

     MVP Graphics, Inc., incorporated in 1993, is a commercial sheet-fed printer serving the Los Angeles and Orange County markets. MVP provides services in all areas of commercial printing, including pre-press, printing and post-press operations. Super Pack, Inc., its combined affiliate and incorporated in 1997, performs chipboard die cutting, and manufactures boxes and packaging supplies.

     Operations

     The accompanying combined financial statements include the accounts of MVP Graphics, Inc. (MVP) and Super Pack, Inc. (Super Pack), an S Corporation. These companies are related through common ownership and are collectively referred to herein as the "Company". All significant intercompany balances and transactions have been eliminated in combination.

     Inventory

     Inventory which consists principally of raw materials is stated at lower of cost (first-in, first-out basis) or market.

     Property and Equipment

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is principally calculated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the life of the related lease by the straight line method.


     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note B:  Concentrations:

     1. At December 31, 1998, two accounts with combined bank balances of approximately $273,543 were maintained in a bank insured by the Federal Deposit Insurance Corporation (FDIC). This balance is approximately $173,543 in excess of the insured amounts of $100,000.

     2.   During 1998, the Company purchased approximately $862,000 of materials
          from  one  vendor  which   represented   approximately  35%  of  total
          purchases.

     3. During 1998, the Company had sales of approximately $1,200,000 to one customer which represented approximately 17% of total sales.

Note C:  Note Receivable:

         Note  receivable from Merit Group,  payable in monthly
         installments of $2,500 including interest imputed at 6.23%,
         per annum.                                                   $ 81,076

         Less:  Current portion                                         14,782
                                                                     ----------
                                                                      $ 66,294
                                                                     ==========



Note D:  Property and Equipment:

         Property and equipment consists of the following:

              Equipment                                               $2,850,709
              Leasehold improvements                                      85,046
              Furniture & fixtures                                        31,228
              Transportation equipment                                    41,202
                                                                      ----------
                                                                       3,008,185
              Less:  Accumulated depreciation                          1,586,202
                                                                      ----------

              Net Property and Equipment                              $1,421,983
                                                                      ==========

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note D:  Property and Equipment (Continued):

     Included in depreciation expense of $422,660 is $335,014 of amortization of equipment on capital leases.

     Included in equipment is equipment under capital leases with a cost of $2,375,935 and accumulated amortization of $1,315,914.

Note E:  Financing Agreements:

     The Company had a $300,000 line of credit with Sanwa Bank which expired on June 30, 1999 and was not renewed. As of December 31, 1998, the Company had $300,000 available under the line of credit. Borrowings on the line bear interest at 9.75%. The debt was secured by the Company's equipment, inventory, accounts and contract rights, all receivables, general intangibles and other assets and was personally guaranteed by the stockholders of the Company.

Note F:  Notes Payable - Stockholders:

     Notes payable - stockholders consists of various notes
     bearing interest at 12%, due on demand, and
     collateralized by corporate assets.                              $ 163,892
                                                                     ==========



     Interest expense for the year ended December 31, 1998 was approximately $26,000.

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note G:  Capital Lease Obligations:

     The Company is obligated under capital leases for equipment expiring in various years through 2003. Capital lease obligations as of December 31 consist of the following:



      Lease payable to a leasing company, payable in monthly
      installments of $10,700 (including interest at 7.39%
      per annum), collateralized by the equipment.                   $  238,044

      Lease payable to a leasing company, payable in monthly
      installments of $7,192 (including interest at 6.226%
      per annum), collateralized by the equipment.                      304,894

      Lease payable to a leasing company, payable in monthly
      installments of $22,542 (including interest at 10.475%
      per annum), collateralized by the equipment.                      742,408

      Lease payable to a leasing company, payable in monthly
      installments of $5,400 (including interest at 8.92%
      per annum), collateralized by the equipment.                      226,200
                                                                    ------------
            Total                                                     1,511,546

            Less:  Current Portion                                     (450,504)
                                                                    ------------

                                                                     $1,061,042
                                                                    ============

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note G:  Capital Lease Obligations (Continued):

     Minimum future lease payments under capital leases as of December 31, 1998 for each of the next five years and in the aggregate are:

                   December 31,                            Amount
                                                      -----------------
                       1999                                 $  572,550
                       2000                                    550,008
                       2001                                    421,608
                       2002                                    196,188
                       2003                                     12,821
                                                      -----------------
           Total Minimum Lease Payments                      1,753,175

        Less: Amount representing interest                     241,629
                                                      -----------------

     Present Value of Minimum Lease Payments                $1,511,546
                                                      =================



     Interest expense for the year ended December 31, 1998 was approximately $123,000.

Note H:  Common Stock:

         Common stock consists of the following as of December 31, 1998:

                                                                                     Shares Issued
                                                                 Shares                   and
                                        Par-Value              Authorized             Outstanding             Balance
                                  ----------------------  ---------------------  -----------------------  -----------------
MVP Graphics, Inc.                    Stated value
                                           at
                                       $1,000 per
                                          share                        100,000                      200           $200,000

Superpack, Inc.                       Stated value
                                           at
                                      $1 per share                   1,000,000                   50,000             50,000
                                                                                                          -----------------
                                                                                                                  $250,000
                                                                                                          =================

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note I:  Employee Benefit Plan:

     The Company maintains a 401(k) Profit Sharing Plan which covers substantially all employees. Participants are permitted, in accordance with the provisions of Section 401(k) of the Internal Revenue Code, to contribute up to 15% of their gross earnings into the plan, subject to certain limitations. The Company matches up to 25% on the first 6% of the employees' contribution to the Plan on an annual basis. The Company may make additional discretionary contributions to the plan. Company contributions to the plan were approximately $96,000 for the year ended December 31, 1998. The stockholders of the Company are trustees of the plan.

Note J:  Commitments:

     The Company leases office and warehouse space under a three-year lease expiring July 2000, with an option to extend for three years. The future minimum rental payments for the next three (3) years and in the aggregate under the above lease agreement is as follows:

           Year Ending December 31,                              Amount
     -----------------------------------                  ----------------
                     1999                                       $ 113,952
                     2000                                          70,168
                                                          ----------------
     Total Future Minimum Lease Payments                        $ 184,120
                                                          ================



     Rent expense was approximately $70,000 for the year ended December 31, 1998.

Note K:  Income Taxes:

     The provision for income taxes, all current, for the year ended December 31, 1998 is $94,800.

     The provision for income taxes differs from the amount that would result from applying statutory rates because of certain nondeductible expenses, principally premiums for officers' life insurance and entertainment.

                    MVP GRAPHICS, INC. AND COMBINED AFFILIATE

                          YEAR ENDED DECEMBER 31, 1998


Note L:  Cash Flows:

     1. During the year ended December 31, 1998, the Company paid interest of approximately $183,000. Also, during the years ended December 31, 1998, the Company paid income taxes of approximately $65,000.

     2. During the year ended December 31, 1998, the Company had the following Non-cash investing and financing transactions:

                  Non-cash investing/financing:
                           Acquisition   of  equipment   under   capital   lease
                           obligations of approximately $596,000.

                  Non-cash investing:
                           Accounts receivable trade were restructured as a note receivable for approximately $81,000.

                  Non-cash financing:
                           Loans payable to stockholders were capitalized as additional paid-in capital for $50,000.

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
                          INTRODUCTION TO THE UNAUDITED
                     PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the acquisitions by Cunningham Graphics International, Inc. (the "Company") of: (i) Venus Holdings Limited ("Venus") on June 21, 1999 and (ii) MVP Graphics, Inc ("MVP Graphics") on July 14, 1999. The December 31, 1998 unaudited pro forma financial statements presented below were derived from: (a) the audited financial statements for the Company for the year ended December 31, 1998; (b) the audited financial statements for Venus for the year ended October 31, 1998; and (c) the audited financial statements for MVP Graphics and Combined Affiliate for the year ended December 31, 1998. The June 30, 1999 unaudited pro forma financial statements presented below were derived from: (a) the unaudited interim financial statements for the Company for the six months ended June 30, 1999; (b) the unaudited interim financial statements for Venus for the six months ended June 30, 1999; and, (c) the unaudited interim financial statements for MVP Graphics for the six months ended June 30, 1999. The unaudited pro forma balance sheet for Venus has not been presented separately for June 30, 1999, as the amounts have been included in the balance sheet of the Company.

     The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Cunningham Graphics International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998. None of the pro forma financial statements included herein purport to be indicative of the Company's financial position or results of operations that would have occurred had the transactions been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's financial condition or results of operations at any future date or for any future period.

                        Unaudited Pro Forma Balance Sheet
                                 (in Thousands)

       The unaudited pro forma balance sheet presented below reflects the financial position of the Company as of June 30, 1999, together with the financial position of MVP Graphics, Inc. as of June 30, 1999.
  The June 30, 1999 balance sheet for Venus Holdings Limited has been included with the balance sheet of the Company as of June 30, 1999.

                                                                                                       Pro Forma          Company
                                                              Company           MVP Graphics         Adjustments (a)     Pro Forma
                                                          ---------------    -------------------   -----------------   -------------
Assets
Current assets:
      Cash                                                $        2,874     $               84    $             --    $       2,958
     Accounts receivable                                          17,294                  1,256                               18,550
     Inventories                                                   2,354                     37                                2,391
     Prepaid expenses and other                                      999                     20                                1,019
     Deferred income taxes                                           541                      -                                  541
     Note receivable - current portion                                 -                     18                                   18
                                                          ---------------    -------------------   -----------------   -------------
Total current assets                                              24,062                  1,415                  --           25,477

Property and equipment-net                                        28,013                  1,263                               29,276
Other assets                                                       1,122                    101                                1,223
Goodwill                                                          33,497                     --               2,941           36,438

                                                          ---------------    -------------------   -----------------   -------------
                                                          $       86,694     $            2,779    $          2,941    $      92,414
                                                          ===============    ===================   =================   =============

Liabilities and stockholdrs' equity
Current liabilities:
      Current portion of long-term debt                   $        1,215     $              164    $             --    $       1,379
     Revolving line of credit                                      1,037                     --                                1,037
     Current portions of obligations under capital lease           1,526                     --                                1,526
     Accounts payable                                              8,302                    358                                8,660
     Accrued expenses                                              7,447                    167                                7,614
     Income taxes payable                                             --                     95                                   95
     Other liabilities                                                --                     43
                                                          ---------------    -------------------   -----------------   -------------
Total current liabilities                                         19,527                    827                  --           20,311

Long-term debt, net of current portion                             3,958                    243               3,580            7,781
Revolving line of credit - net of current portion                 17,034
Obiligations under capital leases-net of current portion           2,915                  1,070                                3,985
Deferred income taxes                                              2,193                     --                                2,193
Other long-term liabilities                                           73                                                          73
                                                          ---------------    -------------------   -----------------   -------------
Total liabilities                                                 45,700                  2,140               3,580           34,343

Total stockholders equity                                         40,994                    639                (639)          40,994


                                                          ---------------    -------------------   -----------------   -------------
                                                          $       86,694     $            2,779    $          2,941    $      92,414
                                                          ===============    ===================   =================   =============

                     Cunningham Graphics International, Inc.
                      Unaudited Pro Forma Income Statements
                      (in Thousands, Except per share data)


       For the year ended December 31, 1998 of the Company, together with the year ended December 31, 1998 of MVP Graphics, Inc. assuming the
       MVP Graphics, Inc. acquisition occurred as of January 1, 1998 and the year ended October 31, 1998 assuming the
               Venus acquistion occurred as of November 1, 1997.

                                                                                Historical
                                               --------------------------------------------------------------------------------
                                                                 Venus                    Pro Forma    Pro Forma
                                                               Holdings         MVP      Adjustments  Adjustments      Company
                                               Company          Limited      Graphics       Venus         MVP         Pro Forma
                                               -------          -------      --------      --------   -----------     ---------
Net sales                                        $ 53,146       $ 12,769      $ 7,101       $ --         $ --          $ 73,016
Operating expenses:
      Costs of production                          37,694          7,545        4,259         (223) (b)                  49,275
      Selling, general and administrative           7,783          3,454        2,450         (489) (b)   (314) (f)      12,884
      Depreciation and amortization                 1,252          1,199           31           82  (c)     81  (g)       2,645
                                              ------------     ----------    ---------   ----------    --------      -----------
                                                   46,729         12,198        6,739         (630)       (233)          64,804

                                              ------------     ----------    ---------   ----------    --------      -----------
Income from operations                              6,417            571          362          630         233            8,213

      Interest expense                               (400)          (203)        (183)        (441) (d)   (251) (h)      (1,477)
      Interest income                                 475             45            -                                       520
      Other income (expense)                            5            (10)          25                                        20

                                              ------------     ----------    ---------   ----------    --------      -----------
Income before income taxes                          6,497            403          204          189         (18)           7,276

      Provision for income taxes                    2,489            161           95           48  (e)     16  (i)       2,809

                                              ------------     ----------    ---------   ----------    --------      -----------
 Net income                                       $ 4,008          $ 242        $ 109        $ 141       $ (34)         $ 4,467
                                              ============     ==========    =========   ==========    ========      ===========

Pro Forma Data
Income before income taxes                        $ 6,497                                                               $ 7,276
      Pro forma provision for income taxes          2,809  (a)                                                            3,129  (a)
                                              ------------                                                           -----------
Pro forma net income                              $ 3,688                                                                 4,147
                                              ============                                                           ===========

Pro forma earnings prer common share:
      Basic                                        $ 0.80                                                                  0.90  (j)
                                              ============                                                           ===========
      Diluted                                      $ 0.80                                                                  0.89  (j)
                                              ============                                                           ===========

Pro forma weighted average number
  of common shares:
      Basic                                     4,587,941                                                             4,587,941
                                              ============                                                           ===========
      Diluted                                   4,637,024                                                             4,637,024
                                              ============                                                           ===========

                     Cunningham Graphics International, Inc.
                      Unaudited Pro Forma Income Statements
                      (in Thousands, Except per share data)


      For the six months ended June 30, 1999 of the Company, together with the six months ended June 30, 1999 as if the acquisitions occurred as of January 1, 1998.

                                                                               Historical
                                            -------------------------------------------------------------------------------------
                                                                                       Pro Forma      Pro Forma
                                                         Venus Holdings     MVP       Adjustments     Adjustments       Company
                                             Company        Limited       Graphics       Venus            MVP          Pro Forma
                                            -----------   -----------    -----------   ----------     -----------     -----------
Net sales                                     $ 40,864       $ 4,604        $ 3,886         $ --            $ --        $ 49,354
Operating expenses:
      Costs of production                       27,183         2,743          2,332         (107)(a)                      32,151
      Selling, general and administrative        6,821         1,417            930         (241)(a)                       8,927
      Non-recurring moving costs                   840                           --                                          840
      Depreciation and amortization              1,643           509            244           54              40 (e)       2,490
                                            -----------   -----------    -----------   ----------     -----------     -----------
                                                36,487         4,669          3,506         (294)             40          44,408

                                            -----------   -----------    -----------   ----------     -----------     -----------
Income from operations                           4,377           (65)           380          294             (40)          4,946

      Interest expense                            (310)         (145)            --         (210)(c)        (136)(f)        (801)
      Interest income                               --            49              8                                           57
      Other income (expense)                        28          (174)             1                                         (145)

                                            -----------   -----------    -----------   ----------     -----------     -----------
Income before income taxes                       4,095          (335)           389           84            (176)          4,057

      Provision for income taxes                 1,610           (69)            51            8 (d)          51 (g)       1,651

                                            -----------   -----------    -----------   ----------     -----------     -----------
 Net income                                    $ 2,485        $ (266)         $ 338         $ 76          $ (227)        $ 2,407
                                            ===========   ===========    ===========   ==========     ===========     ===========

Earnings per common share:
      Basic                                     $ 0.44
                                             ==========
      Diluted                                   $ 0.44
                                             ==========

Pro forma earnings per common share:
      Basic                                                                                                                 0.42 (h)
                                                                                                                      ===========
      Diluted                                                                                                               0.42 (h)
                                                                                                                      ===========

Weighted average number of common shares:
      Basic                                  5,674,615                                                                 5,674,615
                                            ===========                                                               ===========
      Diluted                                5,711,188                                                                 5,711,188
                                            ===========                                                               ===========

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (In thousands, except per share data)

1.   Acquisitions

Acquisition of Venus Holdings Limited

     On June 21, 1999, the Company acquired all of the issued and outstanding capital stock of Venus Holdings Limited ("Venus"). The aggregate purchase price of the acquisition was $6.1 million and was funded through the Company's revolving line of credit. Under the terms of the purchase agreement, the Company may be required to pay the sellers up to an additional $1.5 million, depending upon the earnings, as defined, of Venus during the years 1999 through 2002. The Company estimates that the goodwill generated from the acquisition will be approximately $3.3 million, which will be amortized over 40 years.

     The pro-forma balances were derived from the audited financial statements for Venus for the twelve months ended October 31, 1998 expressed in Pounds Sterling. The balances were converted into U.S. dollars using an exchange rate of 1.67 for the balance sheet and an average rate of 1.67 for the income statement per Pound Sterling.



Acquisition of MVP Graphics

     On July 14, 1999, the Company acquired all of the issued and outstanding capital stock of MVP Graphics, Inc. and SuperPack, Inc. (collectively, "MVP Graphics"). The aggregate purchase price of the acquisition was $3.6 million and was funded through the Company's revolving line of credit. Under the terms of the purchase agreement, the Company may be required to pay the Sellers up to an additional $1.2 million, depending upon the earnings, as defined, of MVP Graphics during the years 1999 through 2002. The Company estimates the goodwill generated from the transaction will be approximately $3.2 million and will be amortized over 40 years.

2.   Pro Forma Adjustments

Statement of Operations for the year ended December 31, 1998

(a) The provision for income taxes represents the income tax provision that would have been reported had the Company been subject to federal and additional state income taxes during the entire year ended December 31, 1998. The provision for income taxes reflects an increase of $320 for the period January 1, 1998 through April 22, 1998.

(b) Reflects the elimination of rent and utilities on a vacated facility of $223, as well as moving and severance payments of $489.

(c) Reflects a net increase in depreciation and amortization expense of $82 attributable to the Venus transaction. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill. The actual allocation of the purchase price may differ from the estimated amounts for the following reasons: i) further information learned on the fair value of the assets acquired and (ii) the settlement of the earn-out amount in future years.

(d) Reflects the increase in interest expense of $441 as if the Company had borrowed the purchase price from January 1, 1998 through December 31, 1998, payable with interest expense of 7%.

(e) Reflects a pro forma provision for income taxes computed utilizing an effective tax rate of 31% for Venus Holdings Limited. Income taxes give effect to the non-deductibility of the goodwill.

(f) Reflects a decrease in owners compensation and benefits to reflect the actual salaries and benefits to be incurred in accordance with the employment contracts.

(g) Reflects a net increase in depreciation and amortization expense of $81 attributable to the MVP Graphics transaction. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill. The actual allocation of the purchase price may differ from the estimated amounts for the following reasons: i) further information learned on the fair value of the assets acquired and (ii) the settlement of the earn-out amount in future years.

(h) Reflects the increase in interest expense of $251 as if the Company had borrowed the purchase price from January 1, 1998 through December 31, 1998, payable with interest expense of 7%.

(i) Reflects a pro forma provision for income taxes computed utilizing an effective tax rate of 41% for MVP Graphics. Income taxes give effect to the non-deductibility of the goodwill.

(j) Pro forma earnings per share was calculated based on the historical weighted average shares of the Company outstanding for the year ended December 31, 1998.

2.   Pro Forma Adjustments

Balance Sheet at June 30, 1999

                                                                                             MVP
                                                                                           GRAPHICS
                                                                                      -------------------

     (a) Purchase  accounting  adjustments to reflect the assets and liabilities at estimated fair value (in thousands):
     Goodwill                                                                                    2,941
     Stockholders equity:                                                                          639
     Record financing used to complete acquisition:
              Borrowings on line of credit                                                     (3,580)

Statement of Operations for the six months ended June 30, 1999

(a) Reflects the elimination of rent and utilities on a vacated facility of $107, as well as moving and severance payments of $241.

(b) Reflects a net increase in depreciation and amortization expense of $54 attributable to the Venus transaction. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill. The actual allocation of the purchase price may differ from the estimated amounts for the following reasons: (i) further information learned on the fair value of the assets acquired and (ii) the settlement of the earn-out amount in future years.

(c) Reflects the increase in interest expense of $210 as if the Company had borrowed the purchase price from January 1, 1999 through June 21, 1999, payable with interest expense of 7%.

(d) Reflects a pro forma provision for income taxes computed utilizing an effective tax rate of 31% for Venus Holdings Limited. Income taxes give effect to the non-deductibility of the goodwill.

(e) Reflects a net increase in depreciation and amortization expense of $40 attributable to the MVP Graphics transaction. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill. The actual allocation of the purchase price may differ from the estimated amounts for the following reasons: i) further information learned on the fair value of the assets acquired and (ii) the settlement of the earn-out amount in future years.

(f) Reflects the increase in interest expense of $136 as if the Company had borrowed the purchase price from January 1, 1999 through June 30, 1999, payable with interest expense of 7%.

(g) Reflects a pro forma provision for income taxes computed utilizing an effective tax rate of 41% for MVP Graphics. Income taxes give effect to the non-deductibility of the goodwill.

(h) Pro forma earnings per share was calculated based on the historical weighted average shares of the Company outstanding for the six months ended June 30, 1999.